Exhibit 99.1

AGILITI ANNOUNCES FINANCIAL RESULTS FOR SECOND QUARTER 2021
AND RAISES FULL YEAR 2021 GUIDANCE

Minneapolis, Minn.--(BUSINESS WIRE)— August 12, 2021 – Agiliti Inc. (NYSE: AGTI) (“Agiliti”), a nationwide provider of healthcare technology management and service solutions to the United States healthcare industry, today announced its financial results for the quarter ended June 30, 2021, and raised its full-year guidance for 2021.

Second Quarter 2021 Highlights

●	Revenue growth of 35 percent year-over-year to $251 million
●	Net loss of $5.2 million, down $6.0 million from the prior year period, and diluted loss per share of $0.04, down $0.05 per share from the prior year period
●	Adjusted EBITDA[1] growth of 35 percent year-over-year to $78 million, and adjusted diluted earnings per share of $0.23, up $0.09 per share from the prior year period
●	Leverage ratio[1] further reduced to 3.2x
●	Raised full year 2021 guidance with expected revenue of $965-980 million and Adjusted EBITDA of $280-290 million[2]

“Our strong results from Q2 and our increased guidance for the year reflect our confidence in this team’s ability to consistently execute on our strategy,” said Tom Leonard, Chief Executive Officer. “We remain focused on meeting the needs of our customers—helping them navigate the ongoing impact of COVID-19 while also supporting their long-term operational objectives. Agiliti holds a unique and essential role supporting our nation’s healthcare system, and our strong track record and performance further demonstrate that the services we provide are always necessary and in high demand.”

Second Quarter and First Half 2021 Financial Results

Total revenue for the three months ended June 30, 2021, was $250.5 million, representing a 35.3 percent increase from total revenue of $185.2 million for the same period of 2020. Total revenue for the six months ended June 30, 2021, was $485.8 million, representing a 33.3 percent increase from total revenue of $364.4 million for the same period of 2020.

Net loss for the three months ended June 30, 2021, was $5.2 million compared to a net income of $0.8 million for the same period of 2020. Net income for the six months ended June 30, 2021, was $4.4 million, representing a $16.2 million increase compared to a net loss of $11.8 million for the same period of 2020.

Adjusted EBITDA for the three months ended June 30, 2021, was $77.7 million, a 35.3 percent increase from Adjusted EBITDA of $57.4 million for the same period of 2020. Adjusted EBITDA for the six months ended June 30, 2021, was $163.9 million, a 54.4 percent increase from Adjusted EBITDA of $106.2 million for same period of 2020.

Subsequent Event

On August 10, 2021, Agiliti and the U.S. Department of Health and Human Services (“HHS”) and the Assistant Secretary for Preparedness and Response extended Agiliti’s agreement for the comprehensive maintenance and management services of medical ventilator equipment for a period of 60 days from the initial contract expiration date of July 27, 2021. The Company expects that HHS will issue a public request for proposal and make a new contract award prior to the September 27, 2021 expiration of the extension period. Agiliti intends to compete for the new contract award.

2021 Financial Outlook

For the full year 2021, the Company now expects revenue to be in the range of $965 million to $980 million, an increase from the prior range of $950 million to $975 million, representing growth of 25 to 27 percent. In addition, the Company now expects Adjusted EBITDA to be in the range of $280 million to $290 million, an increase from the prior range of $275 million to $285 million, representing growth of 20 to 24 percent. Consistent with its previously reported guidance, the Company expects capital expenditures for 2021 to be in the range of $65 million to $70 million.

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1 Non-GAAP Measures. See further discussion below.

2 With regard to the non-GAAP Adjusted EBITDA guidance provided above, a reconciliation to GAAP net income has not been provided as the quantification of certain items included in the calculation of GAAP net income cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable, and the non-GAAP adjustment for certain reserves and expenses depends on the timing and magnitude of these expenses and cannot be accurately forecasted. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results.

Conference Call Information

Agiliti will hold a conference call to discuss its 2021 second quarter results on Thursday, August 12, at 5 p.m. Eastern Time (4 p.m. Central Time).

The conference call can be accessed live over the phone by dialing 1-877-407-0792 or for international callers, 1-201-689-8263. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 13721390. The replay will be available until August 19, 2021.

Interested investors and other parties may view a simultaneous webcast of the conference call by visiting the Agiliti Investor Relations site at https://investors.agilitihealth.com. The webcast replay will be available for a limited time shortly following the call.

About Agiliti

Agiliti is an essential service provider to the U.S. healthcare industry with solutions that help support a more efficient, safe and sustainable healthcare delivery system. Agiliti serves more than 7,000 national, regional and local acute care and alternate site providers across the U.S. For more than eight decades, Agiliti has delivered medical equipment management and service solutions that help healthcare providers reduce costs, increase operating efficiencies and support optimal patient outcomes.

CONTACT:

Kate Kaiser

Corporate Communication and Investor Relations

kate.kaiser@agilitihealth.com

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Agiliti Inc., believes statements in this presentation looking forward in time, including preliminary results, involve risks and uncertainties. The following factors, among others, could adversely affect our business, operations and financial condition causing our actual results to differ materially from those expressed in any forward-looking statements: our history of net losses and substantial interest expense; our need for substantial cash to operate and expand our business as planned; our substantial outstanding debt and debt service obligations; restrictions imposed by the terms of our debt; a decrease in the number of patients our customers are serving; our ability to effect change in the manner in which health care providers traditionally procure medical equipment; the absence of long-term commitments with customers; our ability to renew contracts with group purchasing organizations and integrated delivery networks; changes in reimbursement rates and policies by third-party payors; the impact of health care reform initiatives; the impact of significant regulation of the health care industry and the need to comply with those regulations; the effect of prolonged negative changes in domestic and global economic conditions; difficulties or delays in our continued expansion into certain of our businesses/geographic markets and developments of new businesses/geographic markets; additional credit risks in increasing business with home care providers and nursing homes, impacts of equipment product recalls or obsolescence; increases in vendor costs that cannot be passed through to our customers; and other Risk Factors as detailed in our final prospectus filed with the Securities and Exchange Commission (“SEC”), on April 26, 2021, and our quarterly reports on Form 10-Q.

Agiliti, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except share and per share information)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenue	$250,543	$185,161	$485,788	$364,400
Cost of revenue	151,435	117,691	285,358	239,124
Gross margin	99,108	67,470	200,430	125,276
Selling, general and administrative	81,056	52,540	150,279	109,104
Operating income	18,052	14,930	50,151	16,172
Loss on extinguishment of debt	10,116	—	10,116	—
Interest expense	11,713	15,156	29,733	32,974
(Loss) income before income taxes and noncontrolling interest	(3,777)	(226)	10,302	(16,802)
Income tax expense (benefit)	1,394	(1,077)	5,890	(5,105)
Consolidated net (loss) income	(5,171)	851	4,412	(11,697)
Net income attributable to noncontrolling interest	27	29	57	103
Net (loss) income attributable to Agiliti, Inc. and Subsidiaries	$(5,198)	$822	$4,355	$(11,800)

Basic (loss) income per share	$(0.04)	$0.01	$0.04	$(0.12)
Diluted (loss) income per share	$(0.04)	$0.01	$0.04	$(0.12)

Weighted-average common shares outstanding:
Basic	122,908,065	98,983,296	111,071,756	98,969,079
Diluted	122,908,065	103,694,384	118,760,837	98,969,079

Agiliti, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share and per share information)

(unaudited)

	June 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$103,670	$206,505
Accounts receivable, less allowance for doubtful accounts of $2,064 at June 30, 2021 and $1,993 at December 31, 2020	164,975	154,625
Inventories	32,060	27,062
Other current assets	11,378	14,175
Total current assets	312,083	402,367
Property and equipment:
Medical equipment	303,160	285,723
Property and office equipment	131,562	112,646
Accumulated depreciation	(232,776)	(183,953)
Total property and equipment, net	201,946	214,416
Other long-term assets:
Goodwill	1,122,530	817,113
Operating lease right-of-use assets	55,048	51,214
Other intangibles, net	548,716	402,095
Other	18,371	16,151
Total assets	$2,258,694	$1,903,356
Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$15,421	$16,044
Current portion of operating lease liability	15,364	14,155
Current portion of obligation under tax receivable agreement	15,613	15,572
Accounts payable	49,965	37,215
Accrued compensation	33,726	38,671
Accrued interest	2,970	6,347
Deferred revenue	6,549	8,800
Other accrued expenses	25,315	22,727
Total current liabilities	164,923	159,531
Long-term debt, less current portion	1,028,502	1,145,055
Obligation under tax receivable agreement, pension and other long-term liabilities	57,030	53,794
Operating lease liability, less current portion	44,130	40,283
Deferred income taxes, net	102,110	62,748
Commitments and contingencies (Note 11)
Equity
Common stock, $0.0001 par value; 350,000,000 shares authorized; 130,356,920 and 98,983,296 shares issued and outstanding at June 30, 2021 and December 31, 2020	13	10
Additional paid-in capital	928,623	513,902
Accumulated deficit	(64,137)	(68,492)
Accumulated other comprehensive loss	(2,618)	(3,619)
Total Agiliti, Inc. and Subsidiaries equity	861,881	441,801
Noncontrolling interest	118	144
Total equity	861,999	441,945
Total liabilities and equity	$2,258,694	$1,903,356

Agiliti, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended
	June 30,
	2021	2020
Cash flows from operating activities:
Consolidated net income (loss)	$4,412	$(11,697)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	52,884	47,916
Amortization	40,955	36,025
Remeasurement of tax receivable agreement	4,345	—
Loss on extinguishment of debt	7,716	—
Provision for doubtful accounts	573	1,179
Provision for inventory obsolescence	2,226	382
Non-cash share-based compensation expense	5,766	4,451
Gain on sales and disposals of equipment	(840)	(448)
Deferred income taxes	4,694	(5,297)
Changes in operating assets and liabilities:
Accounts receivable	6,047	(19,805)
Inventories	(1,414)	(2,748)
Other operating assets	(412)	342
Accounts payable	5,352	(125)
Other operating liabilities	(24,796)	10,271
Net cash provided by operating activities	107,508	60,446
Cash flows from investing activities:
Medical equipment purchases	(16,269)	(16,557)
Property and office equipment purchases	(10,612)	(8,511)
Proceeds from disposition of property and equipment	2,013	1,011
Acquisitions, net of cash acquired	(450,198)	(89,706)
Net cash used in investing activities	(475,066)	(113,763)
Cash flows from financing activities:
Proceeds under revolver	35,000	189,500
Payments under revolver	(35,000)	(173,000)
Proceeds under term loan	198,052	124,844
Payments under term loan	(324,805)	(3,930)
Payments of principal under finance lease liability	(4,270)	(3,813)
Payments of deferred financing costs	(229)	(199)
Payments under tax receivable agreement	(748)	—
Distributions to noncontrolling interests	(83)	(206)
Proceeds from exercise of stock options	373	—
Dividend and equity distribution payment	(924)	(1,132)
Proceeds from issuance of common stock	401,441	—
Stock issuance costs	(4,084)	—
Shares forfeited for taxes	—	(145)
Change in book overdrafts	—	(1,771)
Net cash provided by financing activities	264,723	130,148
Net change in cash and cash equivalents	(102,835)	76,831
Cash and cash equivalents at the beginning of period	206,505	—
Cash and cash equivalents at the end of period	$103,670	$76,831

Supplemental cash flow information:
Interest paid	$31,017	$27,884
Income taxes paid	1,541	415

Agiliti, Inc. and Subsidiaries

Adjusted EBITDA

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands)	2021	2020	2021	2020
Net income (loss) attributable to Agiliti, Inc. and Subsidiaries	$(5,198)	$822	$4,355	$(11,800)
Interest expense	11,713	15,156	29,733	32,974
Income tax expense (benefit)	1,394	(1,077)	5,890	(5,105)
Depreciation and amortization	48,250	41,894	91,814	82,060
EBITDA	56,159	56,795	131,792	98,129
Non-cash share-based compensation expense	3,355	2,068	5,766	4,451
Management and other expenses (1)	7,064	(1,100)	7,626	3,010
Transaction costs (2)	801	(327)	4,252	562
Tax receivable agreement remeasurement	197	—	4,345	—
Loss on extinguishment of debt (3)	10,116	—	10,116	—
Adjusted EBITDA	$77,692	$57,436	$163,897	$106,152

(1) Management and other expenses represent (a) management fees and buyout termination fee under the Advisory Services Agreement, which was subsequently terminated in connection with the initial public offering and (b) employee related non-recurring expenses.

(2) Transaction costs represent costs associated with potential mergers and acquisitions and are primarily related to the Northfield Acquisition for the six months ended June 30, 2021.

(3) Loss on extinguishment of debt consists of the write-off of the unamortized deferred financing costs and debt discount and an additional 1% redemption price related to the repayment of our Second Lien Term Loan and the write-off of the unamortized deferred financing costs related to the amendment of our Revolving Credit Facility.

EBITDA is defined as earnings attributable to Agiliti, Inc. before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding non-cash shared-based compensation expense, management fees and other non-recurring gains, expenses or losses, transaction costs, remeasurement of the tax receivable agreement and loss on extinguishment of debt. In addition to using EBITDA and Adjusted EBITDA internally as measures of operational performance, we disclose them externally to assist analysts, investors and lenders in their comparisons of operational performance, valuation and debt capacity across companies with differing capital, tax and legal structures. We believe the investment community frequently uses EBITDA and Adjusted EBITDA in the evaluation of similarly situated companies. Adjusted EBITDA is also used by the Company as a factor to determine the total amount of incentive compensation to be awarded to executive officers and other employees. EBITDA and Adjusted EBITDA, however, are not measures of financial performance under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as alternatives to, or more meaningful than, net income as measures of operating performance or to cash flows from operating, investing or financing activities or as measures of liquidity. Since EBITDA and Adjusted EBITDA are not measures determined in accordance with GAAP and are thus susceptible to varying interpretations and calculations, EBITDA and Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. EBITDA and Adjusted EBITDA do not represent amounts of funds that are available for management’s discretionary use. EBITDA and Adjusted EBITDA presented may not be the same as EBITDA and Adjusted EBITDA calculations as defined in the First Lien Credit Facilities.

Agiliti, Inc. and Subsidiaries

Non-GAAP Financial Measure: Adjusted EPS

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands)	2021	2020	2021	2020
Net income (loss) attributable to Agiliti, Inc. and Subsidiaries	$(5,198)	$822	$4,355	$(11,800)
Amortization	21,582	17,356	38,930	34,144
Non-cash share-based compensation expense	3,355	2,068	5,766	4,451
Management & other expenses (1)	7,064	(1,100)	7,626	3,010
Transaction costs (2)	801	(327)	4,252	562
Tax receivable agreement remeasurement(3)	197	—	4,345	—
Loss on extinguishment of debt (4)	10,116	—	10,116	—
Income tax benefit associated with pre-tax adjustments (5)	(8,267)	(4,571)	(13,728)	(10,794)
Adjusted Net Income	$29,650	$14,248	$61,662	$19,573

Weighted average shares outstanding - diluted	130,699	103,694	118,761	103,680
Adjusted EPS	$0.23	$0.14	$0.52	$0.19

(1) Represents management fees and buyout termination fee under the Advisory Services Agreement, which was subsequently terminated in connection with the initial public offering and employee related non-recurring expenses.

(2) Represents costs associated with potential mergers and acquisitions and are primarily related to the Northfield Acquisition for the six months ended June 30, 2021.

(3) Represents the change in the fair value of the tax receivable agreement.

(4) Loss on extinguishment of debt consists of the write-off of the unamortized deferred financing costs and debt discount and an additional 1% redemption price related to the repayment of our Second Lien Term Loan and the write-off of the unamortized deferred financing costs related to the amendment of our Revolving Credit Facility.

(5) Represents the tax benefit or provision associated with the reconciling items between net income (loss) and Adjusted Net Income.  To determine the aggregate tax effect of the reconciling items, we utilized statutory income tax rates ranging from 0% to 26%, depending upon the applicable jurisdictions of each adjustment.

Agiliti, Inc. and Subsidiaries

Non-GAAP Financial Measure: Leverage

(unaudited)

June 30,
(in millions)	2021
Term Loan B (due 2026)	$1,037.4
Consolidated Capital Leases	24.6
Less: Deferred Financing Fees	(18.0)
Debt	$1,044.0
Less: Cash	(103.7)
Net Debt	$940.3

LTM Adjusted EBITDA	$291.9

Leverage	3.2x